UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CHINA INFORMATION SECURITY TECHNOLOGY, INC.
(Name of Registrant as Specified In Its Charter)

_____________________________________________________________|
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CHINA INFORMATION SECURITY TECHNOLOGY, INC.
21st Floor, Everbright Bank Building
Zhuzilin, Futian District Shenzhen,
Guangdong, 518040 People's Republic of China
(+86) 755-8370-8333

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

AUGUST 23, 2010

Dear Stockholder:

Notice is hereby given that the Special Meeting of Stockholders (the “Meeting”) of China Information Security Technology, Inc., a Nevada corporation (the “Company”), will be held on Friday, August 23, 2010, at 9:00 a.m., local time, at the executive offices of the Company at 21st Floor, Everbright Bank Building, Zhuzilin, Futian District, Shenzhen, Guangdong, 518040, People's Republic of China.

1.	To approve the amendment of our Certificate of Incorporation and adoption of the Certificate of Amendment to change the company name to China Information Technology, Inc.; and

2.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

If you owned our common stock at the close of business on June 30, 2010, you may attend and vote at the meeting.

A Proxy Statement describing the matters to be considered at the Meeting is attached to this Notice.

If you plan to attend the meeting, please or notify us of your intentions via telephone or the Internet as directed on the proxy card. This will assist us with meeting preparations. If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, trust, bank or other nominee that holds your shares to provide you with evidence of your share ownership. This will enable you to gain admission to the meeting.

Your vote is important. Whether or not you plan to attend the meeting, I hope that you will vote as soon as possible. You may vote your shares by either completing, signing and returning the accompanying proxy card via facsimile or casting your vote over the Internet.

Sincerely,

/s/ Jiang Huai Lin
Jiang Huai Lin
Chairman and Chief Executive Officer

CHINA INFORMATION SECURITY TECHNOLOGY, INC.
21st Floor, Everbright Bank Building
Zhuzilin, Futian District Shenzhen,
Guangdong, 518040 People's Republic of China
(+86) 755-8370-8333

PROXY STATEMENT

This Proxy Statement and the accompanying proxy are being furnished with respect to the solicitation of proxies by the Board of Directors of China Information Security Technology, Inc., a Nevada corporation (the “Company,” “CIST” or “we”), for a Special Meeting of Stockholders (the “Meeting”). The Meeting will be held on Friday, August 23, 2010, at 9:00 a.m., local time, at 21st Floor, Everbright Bank Building, Zhuzilin, Futian District, Shenzhen, Guangdong 518040, People's Republic of China.

The purpose of the Meeting is to seek stockholder approval of the amendment to the Certificate of Incorporation and adoption of the Certificate of Amendment to change the company name to China Information Technology, Inc..

Who May Vote

Only stockholders of record of our common stock, $0.01 par value (the “Common Stock”), as of the close of business on June 30, 2010 (the “Record Date”) are entitled to notice and to vote at the Meeting and any adjournment thereof.

A list of stockholders entitled to vote at the Meeting will be available at the Meeting, and will also be available for ten days prior to the Meeting, during office hours, at the executive offices of the Company at 21st Floor, Everbright Bank Building, Zhuzilin, Futian District, Shenzhen, Guangdong 518040, People's Republic of China.

The presence at the Meeting of holders of a majority of the outstanding shares of Common Stock as of the Record Date, in person or by proxy, is required for a quorum. Should you submit a proxy, even though you abstain as to one or more proposals, or you are present in person at the Meeting, your shares shall be counted for the purpose of determining if a quorum is present.

Broker “non-votes” are included for the purposes of determining whether a quorum of shares is present at the Meeting. A broker “non-vote” occurs when a nominee holder, such as a brokerage firm, bank or trust company, holding shares of record for a beneficial owner does not vote on a particular proposal because the nominee holder does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Each holder of Common Stock on the Record Date is entitled to one vote for each share then held on all matters to be voted at the Meeting. No other class of voting securities is outstanding on the date of mailing of this Proxy Statement.

Voting

Whether you hold shares directly as a registered stockholder of record or beneficially in street name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held beneficially in street name, by submitting voting instructions to your stockbroker, trustee or nominee. In most cases, you will be able to do this by using the Internet or facsimile or by mail if you received a printed set of the proxy materials.

By Internet – If you have Internet access, you may submit your proxy via the Internet by following the instructions provided in the Notice, or if you received a printed version of the proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

By Facsimile or Mail – If you received printed proxy materials, you may submit your proxy by facsimile by following the instructions provided on your proxy card or voting instruction card. If you received a Notice, you may submit your proxy by facsimile after accessing the proxy materials via the Internet. You may also submit your proxy by mail by signing your proxy card if your shares are registered or, for shares held beneficially in street name, by following the voting instructions included by your stockbroker, trustee or nominee, and mailing it in the envelope provided. If you provide specific voting instructions, your shares will be voted as you have instructed.

The shares represented by any proxy duly given will be voted at the Meeting in accordance with the instructions of the shareholder. If no specific instructions are given, the shares will be voted FOR the amendment of the Certificate of Incorporation to change the company name to China Information Technology, Inc. In addition, if other matters come before the Meeting, the persons named in the accompanying proxy card will vote in accordance with their best judgment with respect to such matters.

Proposal 1 (Amendment to Certificate of Amendment) requires the vote of a majority of the shares present in person or by proxy at the Meeting for approval.

Abstentions and broker non-votes will not be counted as votes in favor of a matter being voted on, and will also not be counted as shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on matters that require the affirmative vote of a plurality or a majority of the votes cast or the shares voting on the matter.

Revoking Your Proxy

Even if you execute a proxy, you retain the right to revoke it and to change your vote by notifying us at any time before your proxy is voted. Mere attendance at the meeting will not revoke a proxy. Such revocation may be effected by calling the toll-free telephone number identified in the Notice, or by accessing the Internet website specified in the Notice, or in writing by execution of a subsequently dated proxy, or by a written notice of revocation, sent to the attention of the Secretary at the address of our principal office set forth in the Notice of Special Meeting of Stockholders accompanying this Proxy Statement, or by attending and voting in person at the Meeting. Unless revoked, the shares represented by timely received proxies will be voted in accordance with the directions given therein.

If the Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the previously convened Meeting (except for any proxies that have at that time effectively been revoked or withdrawn), even if the proxies had been effectively voted on the same or any other matter at a previous Meeting.

Solicitation of Proxies

The expenses of solicitation of proxies will be paid by the Company. We may solicit proxies by mail, and the officers and employees of the Company, who will receive no extra compensation therefore, may solicit proxies personally or by telephone. The Company will reimburse brokerage houses and other nominees for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares held by them.

Delivery of Proxy Materials to Households

The SEC has adopted rules that allow a company to deliver a single proxy statement or annual report to an address shared by two or more of its stockholders. This method of delivery, known as “householding,” permits us to realize significant cost savings, reduces the amount of duplicate information stockholders receive, and reduces the environmental impact of printing and mailing documents to you. Under this process, certain stockholders of record who do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials and any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Any stockholders who object to or wish to begin householding may contact Iris Yan, our Corporate Secretary, orally or in writing at the telephone number or address, as applicable, at China Information Security Technology, Inc., 21st Floor, Everbright Bank Building, Zhuzilin, Futian District, Shenzhen, Guangdong 518040, People's Republic of China, telephone number (+86) 755-8370-8333. We will send an individual copy of the proxy statement to any stockholder who revokes their consent to householding within 30 days of our receipt of such revocation.

Notice of Voting Results

The preliminary voting results will be announced at the Special Meeting. The final results will be published in our current report on Form 8-K to be filed with the Securities and Exchange Commission within four business days after the date of the Special Meeting, provided that the final results are available at such time. In the event the final results are not available within such time period, the preliminary voting results will be published in our current report on Form 8-K to be filed within such time period, and the final results will be published in an amended current report on Form 8-K/A to be filed within four business days after the final results are available. Any stockholder may also obtain the results from the Secretary, China Information Security Technology, Inc., 21st Floor, Everbright Bank Building, Zhuzilin, Futian District, Shenzhen, Guangdong 518040, People's Republic of China.

Interest of Officers and Directors in Matters to Be Acted Upon

None of the Company’s officers or directors has any interest in any of the matters to be acted upon.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 30, 2010, certain information with respect to the beneficial ownership of our common stock by (i) each director and executive officer, (ii) each person known by us to be the beneficial owner of five percent or more of the outstanding shares of common stock, and (iii) all directors and executive officers as a group. Unless otherwise indicated, the person or entity listed in the table is the beneficial owner of, and has sole voting and investment power with respect to, the shares indicated.

Unless otherwise specified, the address of each of the persons set forth below is in care of China Information Security Technology, Inc., 21st Floor, Everbright Bank Building, Zhuzilin, Shenzhen, China 518040.

Name & Address of Beneficial Owner	Office, If Any	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Officers and Directors
Jiang Huai Lin	President, CEO and Chairman	Common Stock, $0.01 par value	20,170,080 (3)	38.93%
Jackie You Kazmerzak	Chief Financial Officer	Common Stock, $0.01 par value	20,000	*
Zhi Xiong Huang	Chief Technology Officer	Common Stock, $0.01 par value	10,000	*

Yifu Liu	Chief Marketing Officer	Common Stock, $0.01 par value	25,000	*
Zhiqiang Zhao	Director and Chief Operating Officer	Common Stock, $0.01 par value	25,000	*
Yun Sen Huang	Director	Common Stock, $0.01 par value	0	*
Qiang Lin	Director	Common Stock, $0.01 par value	0	*
Remington Hu	Director	Common Stock, $0.01 par value	0	*
All officers and directors as a group (8 persons named above)		Common Stock, $0.01 par value	20,250,080	39.09%
5% Security Holders
Jiang Huai Lin		Common Stock, $0.01 par value	20,170,080 (3)	38.93%
Edward C. Johnson 3d(4) 82 Devonshire Street, Boston, Massachusetts 02109		Common Stock, $0.01 par value	2,657,450(4)	5.12%
Philip J. Hempleman(5) 262 Harbor Drive, Stamford, Connecticut 06902		Common Stock, $0.01 par value	3,106,250(5)	5.99%
Adam Benowitz(6) 20 West 55th Street, 5th Fl. New York, New York 10019		Common Stock, $0.01 par value	3,474,069(6)	6.70%

_______________
*Less than 1%

(1)

Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

(2)

As of March 2, 2009, a total of 51,805,787 shares of our common stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1). For each Beneficial Owner above, any options exercisable within 60 days have been included in the denominator.

(3)	Includes 1,000,000 shares of our common stock held by Mr. Lin indirectly through Total Devices Management, Ltd., an entity that is wholly-owned by Mr. Lin.

(4)

Includes 700,900 shares of our common stock held by Fidelity Management & Research Company, 58, 260 shares held by Pyramis Global Advisors, LLC, and 1,898,290 shares of our common stock held by Pyramis Global Advisors Trust Company. Edward C. Johnson 3d, the chairman of FMR LLC, the manager of each of Fidelity Management & Research Company, Pyramis Global Advisors, LLC, and Pyramis Global Advisors Trust Company, exercises investment discretion and control over the shares held by each of them, and may be deemed to be the beneficial owner thereof.

(5)

Includes1,188,850 shares of our common stock held by Ardsley Partners Fund II, L.P., 925,350 shares held by Ardsley Partners Institutional Fund, L.P., 229,100 shares held by Ardsley Offshore Fund, Ltd., and 762,950 shares owned by certain accounts managed by Philip J. Hempleman. Mr. Hempleman exercises investment discretion and control over the shares managed by him as well as those held by each of Ardsley Partners Fund II, L.P., Ardsley Partners Institutional Fund, L.P., and Ardsley Offshore Fund, Ltd. and may be deemed to be the beneficial owner thereof. Mr. Hempleman hereby disclaims beneficial ownership of the shares of common stock held by Ardsley Partners Fund II, L.P., Ardsley Partners Institutional Fund, L.P., and Ardsley Offshore Fund, Ltd. to the extent of his direct or indirect pecuniary interest therein.

(6)

Includes 1,400,000 shares of our common stock held by Vision Opportunity Master Fund, Ltd., a Cayman Islands company and 2,074,069 shares of our common stock held by Vision Opportunity China LP, a limited partnership organized under the laws of Guernsey. Mr. Benowitz exercises investment discretion and control over these shares and may be deemed to be the beneficial owner thereof.

Changes in Control

There are currently no arrangements which may result in a change in control of the Company.

Securities Authorized for Issuances under Equity Compensation Plans

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	8,000,000 (1)	$4.30	7,470,000(2)
Equity compensation plans not approved by security holders	-	-	-
Total	8,000,000		7,470,000

_________________________

(1) On June 13, 2007, our Board of Directors authorized the establishment of the China Information Security Technology, Inc. Equity Incentive Plan, or Plan, whereby we are authorized to issue shares of our common stock to certain employees, consultants and directors. At that time we reserved 8,000,000 shares of our common stock for issuance under the Plan.

(2) On November 27, 2007, we issued 70,000 shares of common stock to our senior management and an outside consultant as bonus awards and we included stock-based compensation of $609,000 in our administrative expenses for the year ended December 31, 2007. On November 30, 2007, our Board of Directors authorized the grant of options to certain employees to purchase 490,000 shares of our common stock, par value $0.01, subject to ratification of the Plan by our stockholders. The options had an exercise price of $9.48 per share, were to vest on December 5, 2008 and to expire on December 5, 2011. The respective stock-based compensation, amounting to $68,891 was charged into administrative expenses in the Consolidated Statements of Income and Comprehensive Income. On March 3, 2008, our Board of Directors voided and canceled the grant of the stock options to the employees, and on March 20, 2008 approved the grant of 400,000 shares stock awards to them at price of $4.30 per share. These newly granted shares have been vested quarterly at 1/4 over a one-year period following the grant. Since the cancellation and grant of the replacement award occurred concurrently, they will be treated as a modification of the terms of the cancelled award.

On February 2, 2009, the Company granted eligible employees a total of 60,000 shares of the Company’s common stock as compensation under the Plan.

On January 12, 2010, the Company granted eligible employees a total of 213,363 shares of the Company’s common stock as compensation under the Plan. The related expenses of $1,270,000 are included in our administrative expenses for the year ended December 31, 2009.

PROPOSAL 1

AMENDMENT OF OUR CERTIFICATE OF INCORPORATION

Our current Certificate of Incorporation states that the name of the Company is “China Information Security Technology, Inc.” On May 28, 2010, our Board of Directors unanimously approved, subject to receiving the approval of the holders of a majority of our outstanding capital stock, an amendment to the Certificate of Incorporation to change our name to “China Information Technology, Inc.” The proposed Certificate of Amendment is attached hereto as Exhibit A.

If approved by the stockholders at the Meeting, the Certificate of Amendment effecting the name change will become effective following filing with the Secretary of State of the State of Nevada, which will occur promptly following the Meeting.

The principal reason for our name change from China Information Security Technology, Inc. to “China Information Technology, Inc.” is to reflect the expansion of our business from solely providing security-focused information technology products to our customers, such as our police-use Geographic Information System (“GIS”) platform, to providing other types of information technology products, such as the growing integration of our GIS software for civil-use and our digital hospital information systems product.

The Board of Directors recommends a vote FOR approval of the proposed amendment to the Certificate of Incorporation and the adoption of the Certificate of Amendment.

DISSENTER’S RIGHTS

Under Nevada law, holders of our Common Stock are not entitled to dissenter’s rights of appraisal with respect to the proposed amendment to our Certificate of Incorporation and the adoption of the Certificate of Amendment.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors has no knowledge of any business which will be presented for consideration at the Meeting other than the amendment of the Certificate of Incorporation. Should any other matters be properly presented, it is intended that the enclosed proxy card will be voted in accordance with the best judgment of the persons voting the proxies.

July 12, 2010	By Order of the Board of Directors

/s/ Iris Yan
Iris Yan
Corporate Secretary

EXHIBIT A

CERTIFICATE OF AMENDMENT

(See Attached)

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

China Information Security Technology, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article I is hereby deleted and replaced in its entirety with the following:

Article I
NAME

The name of the corporation is China Information Technology, Inc. (hereinafter, the "Corporation").

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 3-6-09

CHINA INFORMATION SECURITY TECHNOLOGY, INC.

Proxy for the Special Meeting of Stockholders to be held on August 23, 2010.

THIS PROXY IS SOLICITED ON BEHALF OF
OUR BOARD OF DIRECTORS

CONTROL ID:
REQUEST ID:

The undersigned stockholder of CHINA INFORMATION SECURITY TECHNOLOGY, INC. hereby appoints Jiang Huai Lin and Iris Yan, and each of them, proxies with full power of substitution to act for and on behalf of the undersigned and to vote all stock outstanding in the name of the undersigned as of the close of business on June 30, 2010 which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders (“Meeting”) to be held Friday, August 23, 2010, at 9:00 a.m., local time, at the executive offices of the Company at 21st Floor, Everbright Bank Building, Zhuzilin, Futian District, Shenzhen, Guangdong, 518040, People's Republic of China., and at any and all adjournments or postponements thereof, upon all matters properly coming before the Meeting.

You are encouraged to specify your choices by marking the appropriate boxes (see reverse side) but you need not mark any boxes if you wish to vote in accordance with our Board of Directors' recommendations. The proxies named above cannot vote your shares unless you sign and return this card.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/CPBY

SPECIAL MEETING OF THE STOCKHOLDERS OF	PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
CHINA INFORMATION SECURITY TECHNOLOGY, INC.	PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: [X]

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1	→	FOR	AGAINST	ABSTAIN
To approve the amendment of our Certificate of Incorporation and adoption of the Certificate of Amendment to change the company name to China Information Technology, Inc.		[ ]	[ ]	[ ]

CONTROL ID:
REQUEST ID:

Proposal 2
To transact such other business as may properly come before the Meeting or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” ITEM 1.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: [ ]
MARK HERE FOR ADDRESS CHANGE [ ] New Address (if applicable):

This proxy, when properly executed, will be voted in the manner directed herein. If no designation is made, the proxies named on the reverse side hereof intend to vote the shares to which this proxy relates “For” Item 1. The proxies will vote in their discretion on any other matters properly coming before the Special Meeting of Stockholders. The signer hereby revokes all proxies heretofore given by the signer to vote at the Special Meeting of Stockholders or any adjournment or postponement thereof.

_______________________________________ _______________________________________ _______________________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________ , 2010

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)